Exhibit 99.5

VAROOM — Flexible Premium Individual Variable Annuity Application — New York

MAILING INSTRUCTIONS

Send this completed application to:

REGULAR MAIL: National Integrity Life Insurance Company, PO Box 5720, Cincinnati, OH 45201-5720

EXPRESS MAIL: National Integrity Life Insurance Company, 400 Broadway, MS 74, Cincinnati, OH 45202-3341

Money allocated to the subaccounts in this variable annuity are subject to investment risk, including possible loss of the principal amount invested. The values in the subaccounts may increase or decrease and the dollar amount is not guaranteed.

OWNER INFORMATION (Required)

Owner — The Owner controls the contract. If the Owner is a non-natural person, such as a trust or corporation, complete the Entity Ownership Certificate and designate the Owner as the Beneficiary.

Name—First, Middle, Last		Phone Number	Social Security Number/TIN

Physical Address (No P.O. Boxes)		City	State	Zip Code

Mailing Address ☐ Same as Physical Address		City	State	Zip Code

Gender: ☐ Male ☐ Female	Date of Birth	Email Address

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

ANNUITANT INFORMATION (Required if different from Owner. The Owner and Annuitant can only be different if this is a custodial account.)

Annuitant — The Annuitant is the person whose life expectancy is used to determine the annuity benefit.

Name—First, Middle, Last		Phone Number	Social Security Number

Address		City	State	Zip Code

Gender: ☐ Male ☐ Female	Date of Birth	Email Address

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

BENEFICIARY INFORMATION (Required). To ensure spousal continuation, or if the spousal GLWB is elected, the Owner’s spouse must be the sole primary beneficiary.

Beneficiary — The Beneficiary receives the death benefit if the Owner dies. The death benefit goes to the Owner’s estate if a beneficiary is not named. Beneficiaries will share the death benefit equally, unless otherwise specified. Beneficiaries without specified percentages will share the balance of the death benefit equally. Percentages must be whole numbers, and must total 100%. If you do not elect a Beneficiary Type, the Beneficiary Type will be considered Primary.

Name—First, Middle, Last		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Date of Birth	Relationship to Owner	Percentage (%)

NI-28-31010NY-1504	Last Updated: 4/24/15

BENEFICIARY INFORMATION (Continued)

Name—First, Middle, Last		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Owner	Percentage (%)
☐ Primary ☐ Contingent

Name—First, Middle, Last		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Owner	Percentage (%)
☐ Primary ☐ Contingent

Name—First, Middle, Last		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Owner	Percentage (%)
☐ Primary ☐ Contingent

TRANSFER OR REPLACEMENT INFORMATION (Required)

Do you currently have an existing annuity contract or life insurance policy?    ☐   Yes     ☐   No

Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?  ☐   Yes     ☐   No

CONTRACT TAX QUALIFICATION AND PREMIUM INFORMATION (Required)

How do you want National Integrity to issue the contract? ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA

Estimated Total Premium Amount $

Payment Type (Check all that apply)

☐ Qualified Transfer (A Transfer is a direct transfer from a qualified plan to another qualified plan or an IRA to another IRA.)	☐ Rollover (A Rollover is a withdrawal of funds from a qualified plan or IRA by the participant/owner and the reinvestment of those funds within 60 days into another qualified plan or IRA.)		☐ Contribution – If not indicated, defaults to current tax year. $ for Current Tax Year $ for Previous Tax Year (not available for SEP IRAs)

Payment Source — Make checks payable to National Integrity Life Insurance Company.

☐ Check ☐ Wire/Clearinghouse ☐ Qualified Transfer/Rollover(1) (1) Complete the Authorization for Rollover or Transfer of Tax Qualified Funds form.

If a Wire Transfer is used to fund this contract, the following information is required: The account belongs to the owner/ applicant and the money is being transferred from                                                                          (name of Financial Institution) and originated from                                       (state/country)

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) — Optional

This benefit is not available for all issue ages. Transfer and partial withdrawal restrictions apply. The cost of the GLWB is 0.65% annually for the Basic Allocation Strategy and 0.85% annually for the Self Style Allocation Strategy. Maximum charge for either strategy is 1.50%. The owner may not terminate this benefit for 5 years. After 5 years, you may terminate the benefit and the additional charges during the 45 days after each contract anniversary. You may also terminate the benefit during a specified time frame if we notify you of an increase in the cost.

If you elect a GLWB rider, partial withdrawals made to satisfy the annual required minimum distribution (RMD) for this contract only may result in a reduction in the benefit base in the following limited circumstances: (i) if you fail to take your first annual RMD in the calendar year you turn age 70 1/2; or (ii) if you elect the spousal GLWB and (a) your spouse is more than 10 years younger than you; or (b) a same sex spouse continues the rider after the death of the owner, where the age of eligibility for the guaranteed withdrawals has not been reached. You should consult your tax advisor.

I would like to add the following GLWB to my annuity contract (choose one):

☐ Individual Rider — Based on the Owner/Annuitant only

☐ Spousal Rider — Based on the Owner/Annuitant and Spouse (fill out information below)

SPOUSE INFORMATION

Name—First, Middle, Last		Phone Number	Social Security Number/TIN

Address	☐ Same as Owner	City	State	Zip Code

Gender: ☐ Male ☐ Female		Date of Birth

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

If the GLWB is elected, all funds must be 100% allocated to the following investment strategies. You may select only one of the following strategies. Any change within a strategy will initiate a 60-day waiting period (including from contract issue). Allocations within a strategy apply to current and future allocations as well as quarterly asset rebalancing. Withdrawals will be taken pro-rata across all investment options.

GLWB ALLOCATION — Check one of the Strategies

Systematic Transfer Option (STO) — OPTIONAL

Choose one:	6 Month STO, Monthly	12 Month STO ☐ Monthly ☐ Quarterly

If STO is elected, check one of the following:

☐ Allocate 100% of my initial premium to the STO selected above. Allocations from the STO are indicated below.

☐ Allocate             % of my initial premium to the STO selected above. Allocations from the STO are indicated below.

The remaining portion of your initial premium amount will be allocated according to the allocations indicated below.

☐ STRATEGY 1: BASIC ALLOCATION  — Choose a Model below or complete Strategy 2: Self-Style Allocation

☐ Model 1 — Growth
30% iShares® Core S&P 500 ETF	5% Vanguard Developed Markets Index Fund,
10% iShares® Core S&P Mid-Cap ETF	ETF Shares
5% iShares® Core S&P Small-Cap ETF	35% Vanguard Total Bond Market Index Fund
5% iShares® International Treasury Bond ETF	ETF Shares
10% iShares® S&P 500 Growth ETF

☐ Model 2 — Blend
40% iShares® Core S&P 500 ETF	5% Vanguard Developed Markets Index Fund,
10% iShares® Core S&P Mid-Cap ETF	ETF Shares
5% iShares® Core S&P Small-Cap ETF	35% Vanguard Total Bond Market Index Fund
5% iShares® International Treasury Bond ETF	ETF Shares

☐ Model 3 — Value
30% iShares® Core S&P 500 ETF	5% Vanguard Developed Markets Index Fund,
10% iShares® Core S&P Mid-Cap ETF	ETF Shares
5% iShares® Core S&P Small-Cap ETF	35% Vanguard Total Bond Market Index Fund
5% iShares® International Treasury Bond ETF	ETF Shares
10% iShares® S&P 500 Value ETF

☐ STRATEGY 2: SELF-STYLE ALLOCATION — Please use whole percentage numbers

Core Fixed Income 35% to 65% of Total (must allocate at least 35% and no more than 65%)

iShares® Core U.S. Aggregate Bond ETF	%	Vanguard Total Bond Market Index Fund,	%
iShares® Intermediate Credit Bond ETF	%	ETF Shares	Total	%

Core Equity 35% to 65% of Total (must allocate at least 35% and no more than 65%)				+

iShares® Core S&P 500 ETF	%	Vanguard Large-Cap Index Fund,	%
Vanguard Dividend Appreciation Index Fund,	%	ETF Shares
ETF Shares			Total	%

Non-Core Fixed Income 0% to 30% of Total (maximum of 30% allocation)				+

iShares® iBoxx $ High Yield Corporate Bond ETF	%	Vanguard Short-Term Bond Index Fund,	%
iShares® TIPS Bond ETF	%	ETF Shares
Vanguard Intermediate-Term Corporate Bond	%	Vanguard Variable Insurance Fund Money	%
Index Fund, ETF Shares		Market Portfolio	Total	%

Non-Core Equity 0% to 30% of Total (maximum of 30% allocation)				+

iShares® Core S&P Mid-Cap ETF	%	iShares® S&P 500 Value ETF	%
iShares® Core S&P Small-Cap ETF	%	Vanguard Mega Cap Index Fund,	%
iShares® S&P 500 Growth ETF	%	ETF Shares
			Total	%
International & Alternative 0% to 15% of Total (maximum of 15% allocation)				+

iShares® International Treasury Bond ETF	%	Vanguard Emerging Markets Stock Index	%
Vanguard Developed Markets Index Fund,	%	Fund, ETF Shares
ETF Shares		Vanguard REIT Index Fund, ETF Shares	%
			Total	%
= 100%

INVESTMENT OPTION ALLOCATION (Do not complete if the GLWB was elected)

Systematic Transfer Option (STO) – OPTIONAL

Choose one:	☐ 6 Month STO, Monthly	12 Month STO ☐ Monthly ☐ Quarterly

If STO is elected, check one of the following:

☐ Allocate 100% of my initial premium to the STO. Allocations from the STO are indicated below.

☐ Allocate       % of my initial premium to the STO option selected above. Allocations from the STO are indicated below.  The remaining portion of your initial premium amount will be allocated according to the allocations indicated below.

Please use whole percentage numbers	Contract Allocation
Equity Subaccounts
iShares® Core S&P 500 ETF		%
iShares® Core S&P Mid-Cap ETF		%
iShares® Core S&P Small-Cap ETF		%
iShares® S&P 500 Growth ETF		%
iShares® S&P 500 Value ETF		%
Vanguard Dividend Appreciation Index Fund, ETF Shares		%
Vanguard Large-Cap Index Fund, ETF Shares		%
Vanguard Mega Cap Index Fund, ETF Shares		%

Fixed Income Subaccounts
iShares® Core U.S. Aggregate Bond ETF		%
iShares® iBoxx $ High Yield Corporate Bond ETF		%
iShares® Intermediate Credit Bond ETF		%
iShares® TIPS Bond ETF		%
Vanguard Intermediate-Term Corporate Bond Index Fund, ETF Shares		%
Vanguard Short-Term Bond Index Fund, ETF Shares		%
Vanguard Total Bond Market Index Fund, ETF Shares		%
Vanguard Variable Insurance Fund Money Market Portfolio		%

International and Alternative Subaccounts
iShares® International Treasury Bond ETF		%
Vanguard Developed Markets Index Fund, ETF Shares		%
Vanguard Emerging Markets Stock Index Fund, ETF Shares		%
Vanguard REIT Index Fund, ETF Shares		%
= 100%

DISCLOSURE, CERTIFICATION AND OWNER’S SIGNATURE

SPOUSAL CONSENT — Required for contracts where owner resides in AZ, CA, ID, LA, NM, NV, TX, WA or WI, if the spouse is not named as the sole primary beneficiary on the contract.

If you are married to the contract owner and he/she has designated a primary beneficiary(ies) other than you, please consult your tax advisor about the implications of this beneficiary designation.

I certify that I am the spouse of the named contract owner, and consent to my spouse designating the person(s) listed as beneficiaries. I understand and acknowledge that as a result of this consent, I will not receive any benefits payable under this contract except to the extent specifically provided as a designated beneficiary on this contract.

Spouse’s Name (printed)	Spouse’s Signature	Date

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.

DISCLOSURE, CERTIFICATION AND OWNER’S SIGNATURE (Continued)

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a US citizen or resident alien.

Note: You must cross out Item #2 of certification if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax returns.

I have read the statements and answers in all parts of this application and they are true and complete to the best of my knowledge and belief. I have received and read the prospectus for the product applied for. I also understand that the National Integrity Life Insurance Company will have no liability until the contract is issued.

Signed at: State

Owner’s Signature	Social Security Number	Date

Annuitant’s Signature (if different from Owner)		Date

SALES REPRESENTATIVE/LICENSED AGENT INFORMATION

Options:   ☐ I     ☐ II     ☐ III     ☐ IV

Does the applicant now have life insurance policies or annuity contracts with any company?    ☐ Yes      ☐ No

Will any existing insurance or annuity be replaced or changed (or has it been), assuming the contract applied for will be issued?   ☐  Yes      ☐  No

Has this application been reviewed for suitability by a financial institution or broker-dealer? (Required information) ☐ Yes      ☐  No

If No, complete the Questionnaire for Suitability, and submit to National Integrity with this application. National Integrity cannot issue the contract without required suitability information.

By the signature below, I certify that I have asked and recorded completely and accurately the answers to all questions on this application. I know of nothing affecting the risk that has not been recorded herein. I also certify that prior to signing this application, I delivered to the applicant the product prospectus, any proposal, outline of coverage, buyer’s guide, comparison and/or disclosure statement required by federal or state law to be delivered at the time of application.

Primary Representative

Name—First, Middle, Last (Print)	Phone	Agent ID Number

Firm Name	Fax Number	Email Address

Branch Address	City	State	Zip Code

Sales Representative/Licensed Agent’s Signature	Agent License ID Number	Percentage %	Date

Secondary Representative — if applicable

Name—First, Middle, Last (Print)	Phone	Agent ID Number

Firm Name	Fax Number	Email Address

Branch Address	City	State	Zip Code

Sales Representative/Licensed Agent’s Signature	Agent License ID Number	Percentage %	Date

Mail contract to: ☐ Sales Representative/Licensed Agent ☐ Owner (Contracts mailed to sales representative/licensed agent must be delivered to the owner within five days of receipt.)